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                                                                    EXHIBIT 23.2









               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Travelocity Holdings, Inc. Amended 1999 Long-Term Incentive Plan, Travelocity.com LP Second Amended 1999 Long-Term Incentive Plan, Travelocity Holdings, Inc. Employee Stock Purchase Plan, and Travelocity.com LP Employee Stock Purchase Plan of our report dated January 14, 2002, except for
Note 19, as to which the date is February 19, 2002, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

                                                                  Dallas, Texas
                                                                  April 12, 2002